                                                                      EXHIBIT 15

May 15, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

Re: Parker Drilling Company Registration on Form S-8 and Form S-3

We are aware that our report dated April 22, 2002, on our review of the interim financial information of Parker Drilling Company for the three month periods ended March, 2002 and 2001 and included in this Form 10-Q for the quarter ended March 31, 2002 is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698, 33-57345,
333-59132, 333-70444) and Form S-3 (File No. 333-36498).



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP